UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 22, 2009

ACRO Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50482	98-0377767

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

37 Inbar Street, Caesarea, Israel	30889

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code + 972 4 6360297

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On February 22, 2009, ACRO Inc. (the “Registrant”), a Nevada corporation, entered into a Convertible Promissory Note (the “Note”), attached hereto as Exhibit 10.1, with BioTech Knowledge LLC, a Company wholly owned by Ehud Keinan (the “Holder”), a director and controlling shareholder of the Registrant. Under the terms of the Note, more fully described herein in Item 2.03, the Registrant received from the Holder an interest-free loan in the aggregate amount of US$ 93,274 (the “Principal Amount”), to be repaid on February 8, 2010, unless earlier converted into the Issuer’s Common Stock or prepaid, pursuant to the terms thereof.

        In connection therewith, on February 22, 2009, the Registrant issued to the Holder a Warrant to Purchase Shares of Common Stock (the “Warrant”). Under the terms of the Warrant, the Holder is granted a warrant to purchase shares of Common Stock of the Issuer, exercisable within a three year period commencing upon the elective conversion of the loan issued to the Registrant under the terms of the Note. The amount of shares of Common Stock to be issued to the Holder shall equal the number of shares of Common Stock issued to the Holder pursuant to the optional conversion of the Note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

        The Principal Amount, to be repaid on February 8, 2010 (the “Maturity Date”), may earlier be converted or prepaid pursuant to each of the following: (1) The Registrant may pay the Note at any time prior to the Maturity Date by providing a thirty (30) day notice to the Holder; (2) Upon the receipt by the Registrant of a written election by the Holder to convert all or part of the Principal Amount into shares of the Registrant’s Common Stock, par value $0.001 per share (the “Optional Conversion”). The number of shares of Common Stock to be issued to the Holder upon conversion of any or all of the Principal Amount, as so elected by the Holder, shall equal to the unpaid Principal Amount on the conversion date, divided by US$0.008 (as shall be adjusted as a result of any share combination, split, revisers split, or any consolidation); and (3) If, prior to the Maturity Date, the Issuer effects a sale of all or substantially all of the Issuer’s assets or shares, or a merger, consolidation or other business combination of the Issuer with or into another entity (other than a wholly owned subsidiary) in which the Issuer’s shareholders immediately prior to such transaction do not hold a majority of the voting power of the surviving entity (the “Change of Control Event”), the unpaid Principal Amount shall be automatically converted, immediately prior to the consummation of the Change of Control Event, into Common Stock.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Convertible Promissory Note

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRO INC. By: /s/ Gadi Aner —————————————— Gadi Aner Chief Executive Officer and Chairman of the Board of Directors Date: February 23, 2009